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                                                                  Exhibit 32(b)



                             TXU US Holdings Company
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                              CERTIFICATION OF PFO


      The undersigned, H. Dan Farell, Principal Financial Officer of TXU US Holdings Company (the "Company"), DOES HEREBY CERTIFY that:

  1. The Company's Current Report on Form 8-K related to TXU Energy Company LLC filed on or about August 13, 2003 ("the Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of TXU Energy Company LLC.

      IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 13th day of August, 2003.




                                               /s/   H. Dan Farell
                                         -----------------------------------
                                         Name: H. Dan Farell
                                         Title: Principal Financial Officer









  A signed original of this written statement required by Section 906 has been provided to TXU US Holdings Company and will be retained by TXU US Holdings Company and furnished to the Securities and Exchange Commission or its staff upon request.